Exhibit 99.1

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GALILEO ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on September 27, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online meeting, you will need your 12 digit control number to vote electronically at the meeting. To attend: **https://www.cstproxy.com/galileoacquisitioncorp/sm2021**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

EXTRAORDINARY GENERAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GALILEO ACQUISITION CORP.

The undersigned appoints Alberto Recchi and Luca Giacometti (the **"Proxies"**) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Galileo Acquisition Corp. (**"Galileo"**) held of record by the undersigned on August 2, 2021 at the Extraordinary General Meeting of Galileo (**"Meeting"**) to be held virtually on September 28, 2021 at 10:00 a.m. Eastern Time via live webcast at **https://www.cstproxy.com/galileoacquisitioncorp/sm2021**, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof.

The undersigned acknowledges receipt of the joint proxy statement/consent solicitation statement/prospectus and revokes all prior proxies for said Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

The notice of the extraordinary general meeting and accompanying proxy statement are available at:https:ffwww.cstproxy_.com[galileoacguisitioncorp[sm2021 The proxy statement contains important information regarding each of the proposals listed below. Plea"'m""' 00 You are encouraged to read the proxy statement carefully. PROXY CARD llke thsi X your votes THE BOARD OF DIRECTORS OF GALlLEO ACQUISITION CORP. RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 15. vote upon a proposal by special resolution to (a) change the domicile D (1) Proposal 1 - The Domestication Proposal - To consider and FOR AGAINST ABSTAIN (9) Proposal 9 FOR AGAINST ABSTAIN DO DOD To approve and adopt provisions in the Proposed Charter, which will amend and replace the Current Charter if the Charter Proposal is approved, increasing the total number of authorized shares of all of Galilee pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the "Domestication").The Domestication will be effected immediately prior to the consummation of the Business Combination (as defined below) by Galileo filing a Certificate classes of stock to 130,000,000 shares,each with a par value of $.0001 per share,consisting of (i) 120.000,000 shares of Common Stock, and (ii) 10,000.000 shares of preferred stock." to consider and vote on a proposal by ordinary resolution to approve D D D of Corporate Domestication and the Proposed Charter (as defined herein) in the form appended to the joint proxy statemenVconsent solicitation statemenVprospectus as Annex A with the Delaware Secretary of State and filing an application to de-register Galileo with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, Galilee wil become a Delaware corporation and all outstanding securities of Gahleo will convert to outstanding securities of the continuing Delaware corporation, as described in more detail in the joint proxy statemenUconsent solicitation statement/ (10) Proposal 10 - The Share Escrow Amendment Proposal - FOR AGAINST ABSTAIN an amendment,in the form appended to the joint proxy statemenUcon-sent solicitation statemenUprospectus as Annex D, to the Share Escrow Agreement entered into at the time of Galileo's initialpublic offering, effected by the filing with the Se curities and Exchange Commission of the prospectus contained in the registration statement on Form eo e t;: g ?GjE3 · 1 t)i g!Yt 6 B ,!B:1 j S-1 (File No. 333·234049), the Sponsor and the escrow agent thereunder to revise the locku· p period under lhe Share Escrow Agreement to match lhe lock-up period reflected in the Lock-Up Agreements with certain stockholders of Shapeways (the "Lock-Up Agreements") entered into simultaneously with the Merger Agreement in connection with the Business Combination. "RESOLVED, as an ordinary resolution, to approve an amendment to the Share Escrow Agreement in f =m · appended to the joint proxy statemenUconsent solicitation statemenUprospectus as Annex B. ;;;d 7 atba ecif "m!: :it1 ;;fridd; eR i do} ro aof Galilee Acquisition Corp. and be registered by way of continuation as a corporationin the State of Dela the form appended to the joint proxy statement/consent solictiation statement/prospectus as Annex D." proposal by ordinary resolution to approve, for purposes of complying D D D ware and conditionalupon, and with effect from.the registration of Galilee Acquisition Corp.in the State of Delaware as a corporation,govemed by the Proposed Charter and Bylaws attached as Annex A and Annex B. respectively, to the joint proxy statement/consent solicitation statement/prospectus in respect of the meeting,at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Proposed Charter and Bylaws of the combined company as referenced in the joint (11) Proposal11-The NYSE Proposal-To consider and vote on a FOR AGAINST ABSTAIN with the applicable provisions of NYSE Listing Rule 312.03, the issu-ance of (a) shares of Common Stock of the combined company to the PIPE Investors, pursuant to the PIPE Investment (each as defined in the joint proxy statemenUconsent solictiation statement/prospectus). and (b) shares of Galilee stock to the Shapeways stockholders pur suant to the Merger Agreement. RESOLVED,as an ordinary resolution,that for the purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of 41,462,838 shares of Common Stock of the combni ed company pursuant to the Merger Agreement and the PIPE Investment (as defined in the joint proxy statement/consent soil citation statemenUprospectus), including to Shapeways stockholders and the PIPE Investors, be approved.• proxy statemenUconsent solicitation statemenUprospectus in respect of the meeting. and vote upon a proposal by ordinary resolution to approve the Agree-D D D (2) Proposal2-The Business Combination Proposal-To consider FOR AGAINST ABSTAIN .? i ; ; n! :n0fs : eefi i-t ! ;.s -e e Ys b igi ngf //;:·ec !!i G : e p:,o a8 =e i n partnership (the "Sponsor"),in the capacity from and after the closing (the "Closing"} of the transac tions contemplated by the Merger Agreement as representative of the Galilee shareholders (other than holders of securities of Shapeways) for the purposes selforth in the Merger Agreement (the "Purchas· er Representative"), Shapeways, Inc., a Delaware corporation ("Shapeways") and Fortis Advisors LLC, in the capacity from and after the Closing as representative of the Shapeways Stockholders (the "Seller Representative"},and the transactions contemplated by the Merger Agreement,including the issuance of the merger consideration thereunder (collectively, the "Business Combination"). Galileo and Shapeways, following the Business Combination, are both referred to as the "Company" or as the combined company.A copy of the Merger Agreement is appended to the joint proxy statement/ consent solicitation statement/prospectus as Annex C. "RESOLVED. as an ordinary resolution, that Galileo·s entry into the Merger Agreement, the consum· mation of the transactions contemplated by the Merger Agreement, induding the issuance of the con sideration thereunder, and the performance by Galilee of its obligations thereunder thereby be ratified, b q i nfnfu n i ho gea ;da D (12) Proposal12-The Incentive Plan Proposal-To consider and FOR AGAINST ABSTAIN DO is fn 0 the joint proxy statemenUconsent solicitation statemenUprospectus as Annex E. "RESOLVED.as an ordinary resolution, that the Shapeways Holdings.Inc.2021Equity Incentive Plan. the form of which is appended to the joint proxy statement/consent solicitation statement/prospectus in respect of the meeting as Annex E. be approved and adopted in all respects." Proposal-To consider and vote on a proposal by ordinary resolution D (13) Proposal 13 - The Employment Stock Purchase Plan FOR AGAINST ABSTAIN DO to approve the Shapeways Holdings, Inc. 2021 Employee Stock Pur-chase Plan. in the form appended to the joint proxy statement/consent solictiation statement/prospectus as Annex F. approved,adopted and confirmed in aU respects'." proposal by special resolution to approve.in connection with the Busi-D D D (3) Proposal 3 - The Charter Proposal-To consider and vote on a FOR AGAINST ABSTAIN " RESOLVED.as an ordinary resolution.that the Shapeways Holdings. Inc. 2021Employee Stock Pur· chase Plan, the form of which is appended to the joint proxy statement/consent solicitation statement/ ness Combination, the replacement of Galilee's Amended and Restated prospectus in respect of the meeting as Annex F, be approved and adopted in all respects. to consider and vote upon a proposalby ordinary resolution to appoint D D D Memorandum and Articles of Associatoi n (the "Current Charter") with t t : the proposed new certificate of incorporation (the '"Proposed Charter") of Galileo.in the form append (14) Proposal 14 - The Director Appointment Proposal - FOR AGAINST ABSTAIN {, :S cititement/consent solicitation statement/prospectus as Annex A, to be effective six (6) directors,effective upon the Closing, to serve staggered terms on the Company's board of directors until the first,second and thl"d annual meetings of stockholders after the Closing,as applicable,or until their respective successors are duly elected and qualified or until their earlier death,resignation. retirement or removal for cause. "RESOLVED.as an ordinary resolution. lhatthe six (6) persons listed below be appointed as directors of the Company,effective upon the Closing of the Bus1ness Combination, to serve staggered terms on the Company's board of directors until the 2022. 2023 and 2024 annual meetings of stockholders, as applicable,or untiltheir respective successors are duly elected and qualified or until their earlier death, resignation,retirement or removalfor cause: "RESOLVED, as a special resolution, that the existing Amended and Restated Memorandum and Arti cles of Associatoi n of Gaillee Acquistiion Corp. be amended and restated and replaced in its entriety by the Proposed Charter in the form appended to the joint proxy statemenVconsent solicitation/prospectus as Annex A. to be effective upon the consummation of the Business Combination. (4)-(9) Proposals 4-9 -The Organizational Documents Proposal s-To consider and vote, on an advisory and non-binding basis,on six separate proposals by ordinary resolution to approve certain B ; a .r r eina e of: o ag rt: e o =[a tv :sr:iJ g hS: ti iidE change Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the Name Josh Wolfe Position WITHHOLD FOR ALL FOR ALL D ALL D EXCEPT D ClassIll Director. Chairman of the Board following proposals (Proposals 4·9): To approve and adopt provisions in the Proposed Charter, which D D D Greg Kress Chie f Executive Officer, (4) Proposal 4 FOR AGAINST ABSTAIN Class Ill Director will amend and replace the Current Charter if the Charter Proposal Robert Jan Galema Patrick S.Jones Alberto Recchi Ryan Kearny Class IDirector Class 11 Director Class II Director Class IDirector is approved, requiring the affirmative vote of the holders of at least 66 21.3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote to remove a director for cause; To approve and adopt provisions in the Proposed Charter,which will D D D (5) Proposal 5 FOR AGAINST ABSTAIN amend and replace the Current Charter if the Charter Proposal is approved, providing that (i) special meetings of stockholders for any To withhold authority to vote for any individual nominee(s). mart< "FOR ALL EXCEPr and write the name(s) of the nominee(s) on the line below. rr= purpose or purposes may be called at any time by the majority of the combined company Board, the Chairman of the combined company Board or the Chief Executive Officer of the combined company, 0 rong : ennohhc:J :f e cim d : t(ae"J'e :O tr: u e u r meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting; FOR AGAINST ABSTAIN DOD (15) Proposal 15-The Adjournment Proposal - To consider and vote upon a proposal by ordinary to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies (6) Proposal 6 FOR AGAINST ABSTAIN DOD i f it is determined by the Gaillee Board that more time is necessary or To approve and adopt provisions in the Proposed Charter,which will amend and replace the Current Charter if the Charter Proposal is approved, providing adopting Delaware as the exclusive forum for certain shareholder litigation; (7) Proposal 7 To approve and adopt provisions in the Proposed Charter,which will amend and replace the Current Charter if the Charter Proposal is approved, changing the post-Business Combination company's cor appropriate to approve one or more proposals at the Meeting. "RESOLVED,as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further soilcitation and vote of prox ies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in aU respects. FOR AGAINST ABSTAIN DOD PLEASE MARK,DATE AND RETURN THIS PROXY PROMPTLY.ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. CONTROL NUMBER porate name from Galilee Acquisition Corp.to "Shapeways Holdings,Inc."; (B) Proposal 8 To approve and adopt provisions in the Proposed Charter.which will amend and replace the Current Charter if the Charter Proposal is approved, to remove certain provisions related to Galilee's status as a blank check company that will no longer apply upon consummation of the Business Combination;and FOR AGAINST ABSTAIN DOD Signature Signature, if held jointly Date , 2021 Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executor s, administrators,trustees, guardians,attorneys and agents should give their full titles. If shareholder is a corporation, sign in cor porate name by an authorized off icer, giving full title as such. If shareholder is a partnership, sign in partnership name by an authorized person. giving full title as such.